UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2013 (February 25, 2013)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-00821	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 25, 2013, Brian S. Block resigned as chief financial officer and treasurer of Business Development Corporation of America (the “Company”). Mr. Block will remain the chief financial officer and executive vice president for a number of public real estate investment trusts sponsored by AR Capital, LLC, the Company’s sponsor.

Simultaneous with Mr. Block’s resignation, the Company’s board of directors appointed Nicholas Radesca as chief financial officer and treasurer of the Company, effective February 25, 2013, in accordance with the terms of the Company’s bylaws.

Mr. Radesca, 47, has served as the chief financial officer and treasurer of ARC Realty Finance Trust, Inc. and its advisor since January 2013. Prior to joining American Realty Capital in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc., a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has nearly 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. He holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Item 8.01. Other Events.

On February 25, 2013, the board of directors of the Company authorized the increase of the Company’s public offering price of its common shares from $10.80 to $10.90 per share. This increase will become effective with the Company’s next bi-monthly closing scheduled on or about March 1, 2013, and is consistent with the Company’s pricing policy, which ensures that its net offering price per share will not be less than its net asset value per share.

The Company also announced that, on that same day, its board of directors authorized an increase to its annualized distribution in order to continue to pay distributions at an annualized rate of 7.75% in light of the increase of the public offering price to $10.90 per share, effective with the Company’s next bi-monthly closing scheduled on or about March 1, 2013. As previously announced, with each subsequent public offering price increase, the Company intends to sustain a 7.75% annualized distribution rate, subject to further approval by its board of directors.

A copy of the press release announcing the appointment of Nicholas Radesca as the Company’s Chief Financial Officer and Treasurer and the increase to the Company’s public offering price and annualized distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 26, 2013

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: February 26, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors